UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2014

Sealand Natural Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55172	45-2416474
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1722 South Coast Hwy. Oceanside, CA 92054

(Address of Principal Executive Offices) (Zip Code)

800 688 0501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a direct Financial Obligation; Item 2.04 Triggering event That Accelerates or Increases a Direct Financial Obligation; Item 3.02 Unregistered Sales of Equity Securities;

On May 20, 2014, Sealand Natural Resources, Inc. (the “Company”) completed the sale of a $150,500 of face value Convertible Promissory Note (the “Note”) to KBM Worldwide, Inc. F/K/A Asher Enterprises, Inc. (‘KBM”), an accredited investor. The Note was due February 15, 2015 (the “Maturity Date”). The Note bore interest at the rate of 8% per annum with a Default interest rate of 22% per annum. The notes were convertible into shares of the Company’s $0.001 par value common shares (the “Share(s)”) at the option of KBM at a variable conversion price based upon a 30% discount to the average of the lowest three (3) trading prices for the Shares during the ten trading day period ending on the latest complete trading day prior to any conversion date. From January 29, 2015 to March 20, 2015 KBM converted approximately $80,000.00 of the face value of the Note to approximately 68,155 Shares, thereby increasing the Company’s outstanding Shares by 2 1/2%.

On April 14, 2015 the Company filed a Form NT 10-Q in connection with its then due quarterly report on Form 10-Q. Since that time, due to financial restraints, the Company has been unable to file its periodic reports with the SEC. As a result of this failure to file, KBM was thereafter unable to convert remaining balances on the Note pursuant to Rule 144 and on June 5, 2015 filed a lawsuit in the United States District Court for the Eastern District of New York, claiming damages of $150,250.00 plus indeterminate attorney’s fees, prejudgment interest, costs and late fees. Management of the company believed that the lawsuit was without merit and examined the possibility of aggressively defending this action brought by KBM. Nevertheless, after consultation with counsel, current management in mid-September of 2016 determined that it was in the best interests of the Company and its shareholders to settle the KBM lawsuit and agreed to settle the KBM lawsuit in full for the payment to KBM of $70,000.00 cash, less than half of the amount of damages claimed in the KBM lawsuit. Accordingly, on September 16, 2016 the Company paid KBM $70,000.00 and the Company and KBM filed a Stipulation of Dismissal with Prejudice of the KBM lawsuit. As a result, the KBM matter is concluded.

Item 9.01 Financial Statements and Exhibits

Exhibit 1. Stipulation of Dismissal Pursuant to F.R.C.P. 4(a)(1)(A)(ii)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Sealand Natural Resources, Inc.

By	/s/ Stone Douglass
Name:	Stone Douglass
Title:	Chief Executive Officer

Date: January 12, 2017